UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

CenturyTouch Ltd, Inc.
(Name of small business issuer in its charter)

Delaware	6500	46-1585936
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

Eric YK Wong
Chief Executive Officer
Stanton House
31 Westgate
Grantham NG31 6LX
Tel: 01476 591111
For correspondence, please contact:

Jillian Ivey Sidoti, Esq.
38730 Sky Canyon Drive – Ste A
Murrieta, CA 92563

(323) 799-1342 (phone)
jillian@SyndicationLawyers.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

CenturyTouch Ltd Inc. (the "Company") was incorporated under the laws of the State of Delaware on August 12, 2010. The Company intended to serve as a vehicle to effect an asset acquisition, merger, and exchange of capital stock or other business combination with a domestic or foreign business. The Company has been inactive until its Share Purchase Agreement (the “SPA”) was entered with Centurytouch Ltd., a corporation organized and existing under the laws of United Kingdom (“CTL”) on April 12, 2012.

Pursuant to the SPA, William Tay, the sole shareholder of the Company, consummated a sale of 31,390,000 shares of the Company’s common stock to CTL for an aggregate purchase price of $69,990. Simultaneously, CTL entered into a share exchange agreement with all the stockholders of CTL, pursuant to which 53 shares of CTL, representing 100% of the issued and outstanding ordinary shares of CTL, were exchanged for 17,703,960 shares of common stock of the Company. Upon completion of the exchange, CTL became a wholly-owned subsidiary of the Company and Eric Y. K. Wong, the founder and majority shareholder of CTL, then owned a ‘controlling interest’ in the Company representing 61% of the issued and outstanding shares of Common Stock. On April 21, 2012, the Company changed its name from Kallisto Ventures, Inc. to CenturyTouch Ltd Inc. to more accurately reflect its business after the share exchange transaction with CTL aforementioned.

The share exchange transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby CTL is deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer).The accompanying consolidated financial statements are in substance those of CTL, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of share exchange transaction.The Company is deemed to be a continuation of the business of CTL, which owns and operates multi-unit properties throughout the Midlands area of England.Accordingly, the accompanying consolidated financial statements include the following:

(1)	The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)
The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of share exchange transaction.

The Company and CTL are hereafter collectively referred to as the “Company.”

Our Properties

The acquisition date set forth in the following table was the date when each property was acquired by CTL. The Company owns eight (8) properties, book value of which were approximately $4,019,339 as of June 30, 2013 and have debt on those properties of approximately $2,015,311, collectively, as of June 30, 2013. These values are based on the purchase price less depreciation. One of the properties has no debt and is owned free and clear. All of the properties are encumbered by debt by one bank, Aldermore Bank, with the same terms and conditions:

1.)	Amortized over 20 years
2.)	5.35% + Libor interest rate

Property	Location	Type	Units	Purchased Date	Occupancy

62 Gold Street	Northampton	Mixed Use Retail and Residential	1	2/1/2012	100%
27-29 Westgate	Grantham	Mixed Use Retail and Residential	8	8/20/2010	100%
453 Firth Park Road	Sheffield	Mixed Use Retail and Residential	3	2/1/2012	100%
310, 312, 314 & 343 Carlton Hill	Nottingham	Mixed Use Retail and Residential	8	2/1/2012	100%
240 Derby Road	Nottingham	Multi-tenant residential	7	1/10/2012	100%
53 High Street	Norfolk	Retail	2	2/1/2012	100%
60-65 Welby Street	Grantham	Mixed Use Retail and Residential	5	8/20/2010	100%
7-11 Bridge Street	Boston	Mixed Use Restaurant and Residential	1	11/17/2011	100%

There are mortgages on all of the properties with the exception of Bridge Street which is owned free and clear. All of the mortgages are a first position mortgage and are held by Aldermore bank on the terms above at an approximate loan to value ratio of 50%. All properties are fully occupied and are managed by the same management company. The property at 7-11 Bridge Street currently operates as a pub. All of the mortgages have a due on sale provision.

Rental rates for the residential units range between $550 and $850 monthly and the rates are determined using a comparative model where the properties’ management company informs the Company of the then current market rates in the area based on what other comparable units are renting for. Rental rates for the Commercial units range between $1200 and $2000 using the same comparative approach. All of the leases were in place prior to the Company’s merger.

The property commissions average 5% of the gross rents. All of the properties’ tenants pay for their own improvements costs and there have been no concessions to date.

The commercial units have a variety of lease terms ranging from 10 years to 27 years.

ITEM 5.03 CHANGE IN FISCAL YEAR

On April 21, 2012, we adopted June 30 as our fiscal year end, thereby changing our fiscal year end from December 31 to June 30. The audited financial statements for the new fiscal year will be reflected in the Company’s Form 10-K's for the years ending June 30, 2012 and 2013.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS

The disclosure regarding the reverse merger in Item 2.01 above is hereby incorporated by reference. Prior to the effective time of the reverse merger, the Company was a shell company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Assets Acquired

The required financial statements for each of the transactions described in Item 2.01 are filed with our S-1 registration statement.

Not applicable

(d)	Exhibits

2.1	Share Exchange Agreement dated April 12, 2012.

10.1	Mortgage Agreement with Aldermore Bank

99.1	Registry of Properties records

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our S-1 Registration Statement deemed effective on February 1, 2012, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally (including financial market fluctuations); risks associated with real estate markets, including declining real estate values; the availability of proceeds from our offering of our shares; the lack of available debt for us or debt on acceptable terms; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; increased competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; losses in excess of our insurance coverage; unknown liabilities of acquired properties; changes in government regulations or accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; andour ability to identify and close on suitable investments. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CenturyTouch Ltd, Inc.

Date: May 20, 2014	By:	/s/ Eric YK Wong
	Name:	Eric YK Wong
President, Treasurer and Director
(Principal Executive Officer)